Exhibit 10.1
FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT

Dated as of August 28, 2020

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among GAMESTOP CORP., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the Lenders and the Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of March 25, 2014 (as amended or otherwise modified pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 15, 2014, that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 20, 2017, that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 1, 2018 and that certain Consent Letter, dated as of June 4, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Agent and the Lenders have agreed to grant such request.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Capitalized Terms. All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section  2. Amendments to Credit Agreement.

(a) Amendments to Article I. Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) By adding the following new definitions in appropriate alphabetical order:

“2021 Senior Notes Reserve Account” means a retail finance suspense account maintained with Bank of America and/or any deposit account in the name of a Loan Party maintained with Bank of America, and any successor account (notwithstanding a change in the account number) subject to arrangements reasonably satisfactory to the Agent; it being understood and agreed that the relevant Loan Party may increase or decrease the amount on deposit in the 2021 Senior Notes Reserve Account in its discretion at any time.

“Communication” has the meaning provided in Section 9.7.

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“Electronic Copy” has the meaning provided in Section 9.7.

“Electronic Record” has the meaning provided in Section 9.7

“Electronic Signature” has the meaning provided in Section 9.7.

“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement by and among the as Lead Borrower, the Subsidiary Borrowers party hereto, the Lenders party thereto, and the Agent dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means August 28, 2020.

(ii) By deleting the reference to the number “$40,000,000” in subclause (ii)(x) in the definition of “Accelerated Borrowing Base Delivery Event” in its entirety and substituting the number “$15,000,000” in its stead.

(iii) By deleting each reference to the number “$40,000,000” in the definition of “Cash Dominion Event” in its entirety and substituting the number “$15,000,000” in its stead.

(iv) By deleting each reference to the number “$30,000,000” in the definition of “Covenant Compliance Event” in its entirety and substituting the number “$12,500,000” in its stead.

(v) By deleting “Debt Maturity Reserve” in its entirety and replacing it with the following:

“Debt Maturity Reserve” shall mean, during any Debt Reserve Period, an amount equal (i) to the then outstanding principal balance of the Indebtedness under the 2019 Senior Notes (in the case of the 2019 Notes Reserve Period) on the date which is ninety-one (91) days prior to the maturity date of such Indebtedness and (ii) to the then-outstanding principal balance of the Indebtedness under the 2021 Senior Notes (in the case of the 2021 Notes Reserve Period) on the date which is ninety-one (91) days prior to the maturity date of such Indebtedness (provided, that the Debt Maturity Reserve described in this clause (ii) shall be reduced on a dollar for dollar basis by an amount (not to exceed $50,000,000) by the amount of cash in the 2021 Senior Notes Reserve Account at such time, in each case reduced to give effect to any payments, repayments or redemptions of any such Indebtedness made during such Debt Reserve Period to the extent such payments, repayments or redemptions are permitted hereunder (including as a result of any Permitted Refinancing of such Indebtedness). It is understood and agreed that, during any 2021 Notes Reserve Period, the Borrower (i) may deliver an updated Borrowing Base Certificate reflecting a reduction in the amount of the Debt Maturity Reserve relating to the 2021 Senior Notes resulting from (A) any payment, prepayment or redemption of the 2021 Notes or (B) any increase in the amount on deposit in the 2021 Senior Notes Reserve Account since the date of the most recently delivered Borrowing Base Certificate hereunder and (ii) shall deliver an updated Borrowing Base Certificate reflecting any decrease of the amount on deposit in the 2021 Senior Notes Reserve Account since the date of the most recently delivered Borrowing Base Certificate hereunder.”

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(vi) By amending the definition of “Excluded Accounts” by (i) deleting conjunction “and” at the end of clause (a) and (ii) adding the following new clause (c) therein:

“, and (c) any deposit account holding cash collateral securing Indebtedness permitted by Section 6.1(k).”

(vii) By deleting the reference to “Second Amendment Effective Date” in the last sentence of the definition of “Inventory Reserves” in its entirety and substituting “Fourth Amendment Effective Date” in its stead.

(b) Amendment to Article II. Article II is amended as follows:

(i) By amending Section 2.1 of the Credit Agreement by deleting the last sentence at the end of subclause (a)(ii) and substituting the following in its stead:

“The aggregate Letter of Credit Outstandings shall not at any time exceed $100,000,000; provided that the aggregate Letter of Credit Outstandings permitted under this Section 2.1(a)(ii) combined with the outstanding principal amount of Indebtedness incurred pursuant to Section 6.1(k) shall not at any time exceed $275,000,000.”

(ii) By amending Section 2.2 of the Credit Agreement by deleting the first sentence in clause (a) and substituting the following in its stead:

“As of the Fourth Amendment Effective Date, the Inventory Reserves and Availability Reserves are set forth in the Borrowing Base Certificate delivered pursuant to Section 3(b) of the Fourth Amendment.”

(iii) By amending Section 2.6 of the Credit Agreement by deleting the number “$50,000,000” at the end of subclause (a)(i) and substituting “$100,000,000, subject to the proviso in Section 2.1(a)(ii)” in its stead.

(iv) By amending Section 2.21 of the Credit Agreement by adding the following new clause (m) therein:

“(m) It is understood and agreed for the avoidance of doubt that no DDA Notification or Blocked Account Agreement shall be required in respect of any Excluded Account.”

(c) Amendment to Article V. Section 5.1 is amended by (i) deleting conjunction “and” at the end of clause (l), (ii) adding the following new clause (m) thereof and (iii) relettering the existing clause (m) as clause (n):

“(m) Commencing on the Fourth Amendment Effective Date, and within ten (10) days following the end of each fiscal month thereafter (or more frequently upon the reasonable request of the Agent; it being understood and agreed that the Agent may not request such report more frequently than weekly), a total cash report (setting forth in reasonable detail the amount of the total cash, the amount of the restricted cash and whether such cash is located in the United States or a foreign jurisdiction as of the last day of such fiscal month); and”

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(d) Amendment to Article VI. Article VI is amended as follows:

(i) By amending Section 6.1 of the Credit Agreement by amending and restating clause (k) in its entirety as follows:

“(k) Indebtedness incurred under (x) a letter of credit facility for the benefit of the Loan Parties in an aggregate outstanding principal amount not to exceed $150,000,000 and (y) a letter of credit facility for the benefit of the Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $75,000,000; provided that the Indebtedness incurred pursuant to this clause (k) combined with the aggregate Letter of Credit Outstandings permitted under 2.1(a)(ii) shall not at any time exceed $275,000,000;”

(ii) By amending Section 6.5 of the Credit Agreement by amending and restating clause (d) in its entirety as follows:

“(d) sales or other transfers of assets pursuant to store closures; provided that (x) in the fiscal year ending on or about January 30, 2021, Borrowers shall not close more than twenty percent (20%) of Borrowers’ stores open at the beginning of such fiscal year, (y) in the fiscal year ending on or about January 29, 2022, Borrowers shall not close more than fifteen percent (15%) of Borrowers’ stores open at the beginning of such fiscal year and (z) in the fiscal year ending on or about January 28, 2023, Borrowers shall not close more than ten percent (10%) of Borrowers’ stores open at the beginning of such fiscal year;”

(iii) By amending Section 9.7 of the Credit Agreement by amending and restating such Section in its entirety as follows:

“9.7 Counterparts; Integration; Effectiveness; Electronic Signatures. This Agreement, the other Loan Documents and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and the Lenders and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for
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transmission, delivery and/or retention. The Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 3. Conditions of Effectiveness. The effectiveness of the amendments in Section 2 shall be subject to the satisfaction of each of the following conditions precedent:

(a) This Amendment shall have been duly executed and delivered by the Borrowers and the Required Lenders and shall be in form and substance satisfactory to the Agent;

(b) The Agent shall have received a Borrowing Base Certificate dated as of August 28, 2020, and executed by a Financial Officer of the Lead Borrower;

(c) No event shall have occurred that could reasonably be expected to have a Material Adverse Effect;

(d) The Borrowers shall have (i) paid all fees then due to the Agent, Arrangers and the Lenders, and (ii) reimbursed the Agent for all costs and expenses, including, reasonable attorneys’ fees then due; and

(e) The representations and warranties of the Borrowers contained in Section 4 shall be true and correct in all material respects except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

Section 4. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

(a) The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law or (b) conflict with, or result in a default or event of default under, any material agreement of Borrowers or any other member of the Borrower Affiliated Group, taken as a whole. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a material default under any material agreement of any member of the Borrower Affiliated Group.

(b) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agent, including, without limitation, consents
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from all requisite material Governmental Authorities and except as would not reasonably be expected to have or result in a Material Adverse Effect.

(c) There are no actions, suits, investigations, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any member of the Borrower Affiliated Group, threatened against or affecting any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

(d) After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

(e) No Default or Event of Default shall exist after giving effect to this Amendment.

Section 5. Reference to and Effect on the Loan Documents. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a Loan Document.

(a) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Borrowers under the Loan Documents, in each case as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

Section 6. Reaffirmations. Each Borrower (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and all representations, warranties, and covenants contained therein, and (c) agrees that each of the Loan Documents to which it is a party remains in full force and effect and is hereby ratified and confirmed.

Section 7. Execution in Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, telecopy, pdf or other electronic transmission) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record; provided that any Electronic Signature shall be promptly followed by such manually executed original counterpart. This Amendment may be
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executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by using Electronic Signatures (including, without limitation, telecopy, pdf or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9. Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, the Issuing Bank and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous letters of intent, commitment letters, agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

GAMESTOP CORP,
GAMESTOP, INC.
SUNRISE PUBLICATIONS, INC.
ELBO INC.
EB INTERNATIONAL HOLDINGS, INC.
GAMESTOP TEXAS LTD.
GS MOBILE, INC.
GEEKNET, INC.
MARKETING CONTROL SERVICES, INC.

By: /s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President, Chief Financial Officer

SOCOM LLC
GME Entertainment, LLC

By: /s/ James A. Bell
Name: James A. Bell
Title: Manager

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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BANK OF AMERICA, N.A., as Agent, Issuing
Bank, and as a Lender

By: /s/ Andrew Cerussi
Name: Andrew Cerussi
Its Authorized Signatory

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Jon Eckhouse
Name: Jon Eckhouse
Title: Authorized Officer

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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REGIONS BANK,
as a Lender

By: /s/ Daniel Wells
Name: Daniel Wells
Title: Director

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Troy Bell
Name: Troy Bell
Title: Vice President

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Brendan Hogan
Name: Brendan Hogan
Title: Assistant Vice President

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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FIFTH THIRD BANK, NATIONAL
ASSOCIATION,
as a Lender

By: /s/ Herbert M. Kidd II
Name: Herbert M. Kidd II
Title: Senior Vice President

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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HSBC BANK USA, N.A.,
as a Lender

By: /s/ Jaime Mariano
Name: Jaime Mariano
Title: Senior Vice President #21440

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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TRUIST BANK,
as a Lender

By: /s/ Joseph A Massaroni
Name: Joseph A Massaroni
Title: Director

GameStop Corp.
Fourth Amendment to Second Amended and Restated Credit Agreement
Signature Page
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